U.S. SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                           FORM 8-K


                        CURRENT REPORT


              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): May 6, 1999


                            eConnect
             (Previously known as Betting, Inc.)
(Exact name of registrant as specified in its charter)


                              Nevada
           (State or jurisdiction of incorporation
                       or organization)


                             33-68570
                     (Commission File Number)


                            43-1239043
            (I.R.S. Employer Identification Number)

2500 Via Cabrillo Marina, Suite 112, San Pedro,California  90731
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number:  (310) 514-9482


(Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

The Registrant has acquired a significant amount of assets, other than in the ordinary course of business, as follows:

Effective on May 6, 1999, the Registrant acquired all of the stock and other assets of Rogel Technologies ("RT"). These assets consisted of the following: (a) RT's Secure Email service revenue; (b) Perfect Merchant Response Software (MRS); (c) RT's Global Market Place Mall (GMM) (all present and future revenue) (the GMM includes these products: GMM Classified Adds, GMM Web hosting services, eTrusts, eHomebuy, eDine, eTheater, Portable Website Software, PCA Compression Software, and Virtual Card Game Software).

This acquisition was completed with the following payments: (a) 2,750,000 free trading shares; (b) 2,500,000 restricted shares;
(c) options to purchase 500,000 shares at an exercise price of $0.50 per share, which options expire on June 30, 2000; (d) options to purchase 500,000 shares at an exercise price of $1.00, which options expire on June 30, 2001; (e) options to purchase 250,000 shares at an exercise price $2.00 per share, which options expire on June 30, 2002 ; (f) $200,000 per year management fee payable from the gross revenues of RT; and (g) 12.5% of the remaining net profits of RT as an administration fee.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

eCONNECT



Dated: November 10, 1999             By: /s/ Thomas S. Hughes
                                     Thomas S. Hughes, President


EXHIBIT INDEX

Exhibit No.                                       Description

Letter of Commitment between Rogel Technologies and the Company, dated May 6, 1999 (see below).